Exhibit 10.38

CREDIT AGREEMENT

Dated as of November 8, 2005

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANC OF AMERICA SECURITIES LLC

as the Sole Lead Arranger and Sole Book Manager

and

BANK OF AMERICA, N.A.

as the Agent

and

LEAPFROG ENTERPRISES, INC.

as the Borrower

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ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY		17

4.1	Taxes	17

4.2	Illegality	18

4.3	Increased Costs and Reduction of Return	18

4.4	Funding Losses	19

4.5	Inability to Determine Rates	19

4.6	Certificates of Agent	20

4.7	Survival	20

4.8	Mitigation Obligations; Replacement of Lenders	20

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES		21

5.1	Books and Records	21

5.2	Financial Information	21

5.3	Notices to the Lenders	23

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS		25

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	25

6.2	Validity and Priority of Security Interest	25

6.3	Organization and Qualification	26

6.4	Corporate Name; Prior Transactions	26

6.5	Subsidiaries and Affiliates	26

6.6	Financial Statements and Projections	26

6.7	Solvency	27

6.8	Debt	27

6.9	Real Estate; Leases	27

6.10	Trade Names	27

6.11	Litigation	27

6.12	Labor Disputes	28

6.13	Environmental Laws	28

6.14	No Violation of Law	28

6.15	No Default	28

6.16	ERISA Compliance	28

6.17	Taxes	29

6.18	Regulated Entities	29

6.19	Use of Proceeds; Margin Regulations	29

6.20	Copyrights, Patents, Trademarks and Licenses, Etc	29

6.21	No Material Adverse Change	29

6.22	Full Disclosure	30

6.23	Material Agreements	30

6.24	Bank Accounts	30

6.25	Governmental Authorization	30

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS		30

7.1	Taxes and Other Obligations	30

7.2	Legal Existence and Good Standing	30

7.3	Compliance with Law and Agreements; Maintenance of Licenses	31

7.4	Maintenance of Property; Inspection of Property	31

7.5	Insurance	31

7.6	Insurance and Condemnation Proceeds	32

7.7	Compliance with ERISA	32

7.8	Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries	33

7.9	Matters Relating to Additional Real Property Collateral	34

7.10	Borrowing Base Cash Collateral Account	35

7.11	Mergers, Acquisitions, Consolidations or Sales	36

7.12	Distributions; Restricted Investments	36

7.13	Guaranties	37

7.14	Debt	37

7.15	Prepayment	38

7.16	Transactions with Affiliates	38

7.17	Investment Banking and Finder’s Fees	38

7.18	Business Conducted	38

7.19	Liens	38

7.20	Sale and Leaseback Transactions	39

7.21	Fiscal Year	39

7.22	Fixed Charge Coverage Ratio	39

7.23	Use of Proceeds	39

7.24	Bank Accounts	39

7.25	Further Assurances	40

7.26	Post Closing Actions	40

ARTICLE 8 CONDITIONS OF LENDING		41

8.1	Conditions Precedent to Making of Loans on the Closing Date	41

8.2	Conditions Precedent to Each Loan	43

ARTICLE 9 DEFAULT; REMEDIES		43

9.1	Events of Default	43

9.2	Remedies	46

ARTICLE 10 TERM AND TERMINATION		47

10.1	Term and Termination	47

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		47

11.1	Amendments and Waivers	47

11.2	Assignments; Participations	49

ARTICLE 12 THE AGENT		50

12.1	Appointment and Authorization	50

12.2	Delegation of Duties	51

12.3	Liability of Agent	51

12.4	Reliance by Agent	52

12.5	Notice of Default	52

12.6	Credit Decision	52

12.7	Indemnification	53

12.8	Agent in Individual Capacity	53

12.9	Successor Agent	53

12.10	Withholding Tax	54

12.11	Collateral Matters	55

12.12	Restrictions on Actions by Lenders; Sharing of Payments	56

12.13	Agency for Perfection	57

12.14	Payments by Agent to Lenders	57

12.15	Settlement	57

12.16	Letters of Credit; Intra-Lender Issues	60

12.17	Concerning the Collateral and the Related Loan Documents	62

12.18	Field Audit and Examination Reports; Disclaimer by Lenders	63

12.19	Relation Among Lenders	63

12.20	Co Agents	63

ARTICLE 13 MISCELLANEOUS		64

13.1	No Waivers; Cumulative Remedies	64

13.2	Severability	64

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13.3	Governing Law; Choice of Forum; Service of Process	64

13.4	WAIVER OF JURY TRIAL	66

13.5	Survival of Representations and Warranties	66

13.6	Other Security and Guaranties	66

13.7	Fees and Expenses	66

13.8	Notices	67

13.9	Waiver of Notices	68

13.10	Binding Effect	68

13.11	Indemnity of the Agent and the Lenders by the Borrower	68

13.12	Limitation of Liability	69

13.13	Final Agreement	69

13.14	Counterparts	70

13.15	Captions	70

13.16	Right of Setoff	70

13.17	Confidentiality	70

13.18	Patriot Act Notice	71

13.19	Conflicts with Other Loan Documents	71

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	- DEFINED TERMS

EXHIBIT A	- FORM OF REVOLVING LOAN NOTE

EXHIBIT B	- FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C	- FINANCIAL STATEMENTS

EXHIBIT D	- FORM OF NOTICE OF BORROWING

EXHIBIT E	- FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F	- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1	- LENDERS’ COMMITMENTS/EXISTING LETTERS OF CREDIT

CREDIT AGREEMENT

This Credit Agreement, dated as of November 8, 2005, (this “Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Banc of America Securities LLC, as sole lead arranger and sole book manager (the “Arranger”), Bank of America, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, CA 91101, as agent for the Lenders (in its capacity as agent, the “Agent”), and LEAPFROG ENTERPRISES, INC. (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $150,000,000 and which extensions of credit the Borrower will use for the purposes permitted hereunder;

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedule attached hereto are incorporated herein by reference;

WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT

1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $75,000,000 (the “Total Facility”) to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

1.2 Revolving Loans.

(a) (1) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrower in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing

Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(2) Borrower shall, upon not less than three Business Days written request from such Lender, execute and deliver to such Lender a note to evidence the Revolving Loan of that Lender. Each note shall be in the principal amount of the Lender’s Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of Exhibit A-1 (each a “Revolving Loan Note” and, collectively, the “Revolving Loan Notes”). Each Revolving Loan Note shall represent the obligation of Borrower to pay the amount of Lender’s Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to Borrower together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

(b) Procedure for Borrowing.

(1) Each Borrowing shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (San Francisco time) three Business Days prior to the requested Funding Date, in the case of LIBOR Loans and (ii) 11:00 a.m. (San Francisco time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

(D) the duration of the Interest Period for LIBOR Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

(2) In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(3) The Borrower shall have no right to request a LIBOR Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the initial Funding Date, the Borrower shall deliver to the Agent, a notice setting forth the account of the Borrower (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing; provided that to the extent such notice includes a request for LIBOR Rate Revolving Loans (and otherwise complies with the requirements of Section 1.2(b)(1)) and the Agent elects to have the terms of Section 1.2(h) apply to such requested Borrowing, notwithstanding the terms of Section 1.2(h) such requested Borrowing shall for all purposes constitute LIBOR Rate Revolving Loans hereunder.

(g) Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (San Francisco time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the account designated by the

Borrower, provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

(1) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to Borrower’s Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $10,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

(2) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(i) Agent Advances.

(1) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount properly chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided that the Majority Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(2) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

1.3 Letters of Credit.

(a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (1) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit (or any other customary credit support instrument that the Letter of Credit Issuer may from time to time be willing to provide) (including any Existing Letter of Credit and any Cash Collateralized Letter of Credit, each a “Letter of Credit”) and/or (2) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would exceed Availability at such time; or (3) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

(2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(1) Request for Issuance. Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

(2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(3) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of

Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower’s obligations under this Section shall survive payment of all other Obligations.

(2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

(3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or and Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

(4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower’s rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer or arise as a result of the gross negligence or willful misconduct of the Letter of Credit Issuer.

(5) Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and, after and during the continuance of a Default or an Event of Default, to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall:

(1) deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding, or

(2) deposit into the Cash Collateralized Letter of Credit Account cash in an amount equal to the amount of all issued and undrawn Letters of Credit outstanding on the Termination Date and Credit Support then outstanding as collateral security for the reimbursement of drawings thereunder which shall be used to reimburse the Letter of Credit Issuer or Credit Support provider promptly upon a drawing under any such Letter of Credit or Credit Support, as the case may be, with the respective portion thereof to be returned promptly to the Borrower when the respective Letter of Credit or Credit Support expires.

(h) Authorization to Apply Proceeds from Cash Collateralized Letter of Credit Account to Obligations Relating to Cash Collateralized Letters of Credit. The Borrower hereby authorizes the Agent (without obligation) to apply any amount in the Cash Collateralized Letter of Credit Account to pay (or reimburse any payment of) any drawing on a Cash Collateralized Letter of Credit or Credit Support.

1.4 Bank Products. The Borrower may request and the Agent may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank’s Affiliates or any other Lender Bank Products although the Borrower is not required to do so; provided that (a) if any Lender other than Bank provides Bank Products to the Borrower, such Lender shall (1) prior to the entry by it into any such Bank Product with the Borrower, report to the Agent the anticipated exposure of the Borrower in respect of such Bank Product and shall only enter into such Bank Product with the consent of the Agent (such consent to be in the Agent’s sole discretion), and (2) report to the Agent the current exposure of the Borrower to such Lender under Bank Products (and any increase in such exposure since the last report) no less frequently than monthly and within two Business Days after receiving a request from the Agent and (b) if there is any exposure or increase in the exposure of the Borrower to such Lender under such Bank Products and such Lender fails to report such exposure or increased exposure to the Agent as specified above, then, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the payment of such exposure or increased exposure shall not constitute an Obligation and shall not be secured by any of the Agent’s Liens. If Bank Products are provided by an Affiliate of the Bank or any Lender, as the case may be, the Borrower agrees to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower’s rights, with respect to the Bank or its Affiliates, if any, or any other Lender, which arise as a result of the execution of documents by and between the Borrower and the Bank, such Affiliate or such Lender which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, the Bank’s Affiliates or any Lender (a) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates or such Lender, and (b) is subject to all rules and regulations of the Bank or the Bank’s Affiliates or such Lender.

1.5 Increase in the Aggregate Commitments.

(a) The Borrower may, at any time, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount of up to $75,000,000 (the “Accordion Increase”) to be effective as of the date upon which the conditions set forth in Section 1.5(d) below are fulfilled to the satisfaction of the Agent (the “Accordion Effective Date”); provided, however, that (i) in no event shall the aggregate amount of the Commitments hereunder exceed $150,000,000, and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the Accordion Effective Date, or shall occur as a result thereof.

(b) The Agent may, in its sole discretion, promptly notify the Lenders of a request by the Borrower for the Accordion Increase, which notice shall include the date by which Lenders wishing to participate in the Accordion Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in the Accordion Increase (each an “Increasing Lender”) shall give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the Accordion Increase, the Accordion Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

(c) Promptly following the Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the Accordion Increase. If the aggregate amount by which the Lenders are willing to participate in the Accordion Increase on the Commitment Date is less than the Accordion Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the Accordion Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amounts as may be necessary to cause the aggregate increase to equal the Accordion Increase).

(d) On the Accordion Effective Date, each Eligible Assignee that accepts an offer to participate in the Accordion Increase in accordance with Section 1.5(c) (each such Eligible Assignee being an “Assuming Lender”) shall become a Lender party to this Agreement as of the Accordion Effective Date and the Commitment of each Increasing Lender for the Accordion Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 1.5(b)) as of the Accordion Effective Date and the Commitment of each Lender as set forth on Schedule 1 shall be adjusted accordingly; provided, that on or before the Accordion Effective Date

(1) a Successful Syndication shall have been achieved;

(2) all amendments to this Agreement deemed reasonably necessary by the Agent to accomplish the Accordion Increase shall have been agreed by the parties hereto and any Assuming Lenders;

(3) all necessary approvals shall have been obtained by each of the Increasing Lenders, the Assuming Lenders and the Agent; and

(4) the Agent shall have received the following, each dated such date:

(A) (i) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Accordion Increase and the corresponding modifications to this Agreement and (ii) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance satisfactory to the Agent;

(B) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Borrower;

(C) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent, and

(D) evidence, satisfactory to the Agent, that the Borrower and each of the Guarantors has granted to the Agent for the benefit of the Secured Parties a first priority security interest in all of the Borrower’s or such Guarantor’s Proprietary Rights and has executed all documents and taken all other actions necessary as the Agent may deem necessary or desirable to perfect such security interest.

On the Accordion Effective Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 1.5(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 12:00 noon (San Francisco time), by telecopier, of the occurrence of the Accordion Increase and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. The Borrower shall prepay Loans on the Accordion Effective Date to the extent necessary to cause the outstanding Loans to be ratable with the Commitment of each Lender. This Section shall supersede the provisions of Sections 3.5 and 11.1 as applicable.

ARTICLE 2

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(1) For all Base Rate Loans and other Obligations (other than LIBOR Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(2) For all LIBOR Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges in respect of LIBOR Loans shall be computed on the basis of a year of 360 days and actual days elapsed and all interest charges in respect of Base Rate Loans shall be computed on the basis of a 365/366-day year and actual days elapsed. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) The Borrower may:

(1) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Loans; or

(2) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrower shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (San Francisco time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:

(1) the proposed Continuation/Conversion Date;

(2) the aggregate amount of Loans to be converted or renewed;

(3) the type of Loans resulting from the proposed conversion or continuation; and

(4) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date;

provided that in lieu of delivering a Notice of Continuation/Conversion, Borrower may give the Agent telephonic or email notice of such request for Continuation/Conversion on or before the deadline set forth above with written confirmation (which may be by email) to follow within one Business Day of any such notice given telephonically.

(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than six different LIBOR Loans in effect hereunder at any time prior to the Accordion Effective Date and not more than nine different LIBOR Loans in effect hereunder at any time after the Accordion Effective Date.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (1) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (2) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

2.4 Closing Fees. The Borrower agrees to pay the Agent the fees set forth in the fee letter dated October 31, 2005 between the Agent, the Arranger and the Borrower on the respective dates set forth therein.

2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to 0.25% per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding principal amount of Revolving Loans and the average daily undrawn amount of outstanding Letters of Credit and the average daily unpaid reimbursement obligations in respect of Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrower’s Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrower agrees to pay to (a) the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the applicable Applicable Margin in respect of

LIBOR Loans in effect from time to time, provided that the Letter of Credit Fee payable in respect of any Cash Collateralized Letter of Credit shall be 0.50% per annum prior to the occurrence and continuation of any Default or Event of Default, (b) the Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (c) the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3

PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time without premium or penalty, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

3.2 Termination of Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth below, (c) the payment in full in cash of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated at any time prior to the second anniversary of the Closing Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early termination occurs	Early Termination Fee
On or prior to the first Anniversary Date	1.0% of the Total Facility

After the first Anniversary Date but on or prior to the second Anniversary Date	0.5% of the Total Facility

provided, however, that in the event that the Borrower terminates this Agreement and in connection therewith enters into a loan facility arranged by the Bank or any Affiliate of the Bank, then no early termination fee shall apply.

3.3 Payments by the Borrower.

(a) All payments to be made by the Borrower shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (San Francisco time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.4 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.5 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations, less the aggregate amount of cash and Cash Equivalents held on such date in the Cash Collateralized Letter of Credit Account; and seventh, to the payment of any other Obligation, including any amounts relating to Bank Products, due by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such

LIBOR Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 4.4. If any Event of Default exists, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.6 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.6 shall survive the termination of this Agreement.

3.7 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement, including, upon the Agent’s receipt of written request from the Borrower, in respect of any month in which an assignment of any Commitment has occurred a current schedule of the Lenders and each of their respective Commitments hereunder. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.5 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE 4

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Subject to Section 12.10, any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, subject to Section 12.10, the Borrower shall pay all Other Taxes.

(b) Subject to Section 12.10, the Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c) Subject to Section 12.10, if the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(1) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(2) the Borrower shall make such deductions and withholdings;

(3) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(4) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans. If the Borrower is required to so prepay any LIBOR Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (1) the introduction of or any change in the interpretation of any law or regulation or (2) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 4.3(a) for any such increased cost in respect of a period occurring more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor unless the circumstances giving rise to such increased cost became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

(b) If any Lender shall have determined that (1) the introduction of any Capital Adequacy Regulation, (2) any change in any Capital Adequacy Regulation, (3) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (4) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 4.3(b) for any such increase in respect of a period occurring more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor unless the circumstances giving rise to such increase became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

4.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Loan;

(b) the failure of the Borrower (for any reason other than the failure of such Lender to make a Loan if such failure results in such Lender being a Defaulting Lender under Section 12.15(c)) to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing. For the purposes of calculating the amount, if any, payable by Borrower to Lenders under this Section 4.4, each Lender shall be deemed to have funded each LIBOR Loan at the LIBOR Rate for a Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount for a comparable period, whether or not such LIBOR Loan was in fact so funded.

4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrower in this Article 4 shall survive the payment of all other Obligations.

4.8 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.3 or 4.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 4.1, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (1) would eliminate or reduce amounts payable pursuant to any such section, as the case may be, in the future, and (2) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or inconsistent with any internal policy of such Lender or applicable legal or regulatory restriction. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. In the event that:

(1) any Lender requests compensation under Section 4.3 or 4.4 that is not required by the Majority Lenders;

(2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 4.1 that is not required to be paid to the Majority Lenders;

(3) a Lender becomes a Defaulting Lender; or

(4) any Lender declines to consent to any amendment, modification or waiver of this Agreement or any other Loan Document that pursuant to Section 11.1 requires consent of 100% of the Lenders (or, as applicable, 100% of the Lenders of any Class in which such Lender holds Loans and/or a Commitment), provided that such amendment, modification or waiver has received approval by Lenders constituting the Majority Lenders,

then the Borrower shall have the right, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, to replace such Lender by causing such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.2 and pursuant to an Assignment and Assumption), its Commitments and Loans and other obligations under the Loan Documents to one or more assignees identified by the Borrower (which may include another Lender at any time, if such other Lender accepts such assignment); provided that (x) the assignee or assignees shall be approved by the Agent and by each Letter of Credit Issuer of a Letter of Credit then outstanding, in each case in their sole discretion, (y) the Lender being so replaced shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit disbursements, accrued interest thereon, accrued fees and all other amounts then payable to such Lender hereunder, from the assignee(s) (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 4.3 or 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments by the Borrower.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) the Collateral.

5.2 Financial Information. The Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, and consolidated cash flow statements and changes in stockholders’ equity for the Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the

Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent.

(b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited income statements and consolidated cash flow statements for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrower’s budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a), except for the absence of footnotes and subject to normal year-end adjustments; provided that for any month ending on the last day of a fiscal quarter, such information shall be deliverable not less than forty-five (45) days after the end of such month. The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrower’s financial position as at the dates thereof and its results of operations for the periods then ended, except for the absence of footnotes and subject to normal year-end adjustments.

(c) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to the financial covenant set forth in Section 7.22 hereof, except for those, if any, described in reasonable detail in such certificate.

(d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a) and each of the monthly financial statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Section 7.22; together with a certificate of the chief financial officer of the Borrower stating that, except as explained in reasonable detail in such certificate, (1) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents and (2) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. In respect of each Certificate delivered in respect of a month ending on the last day of a fiscal quarter, such Certificate shall also certify that all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date. If any certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a

Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

(e) Not later than sixty (60) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated, but not consolidating, balance sheets, income statements and cash flow statements) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

(f) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower.

(g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(h) As soon as available, but in any event not later than 15 days after the Borrower’s receipt thereof, a copy of all final management reports and final management letters prepared for the Borrower by any independent certified public accountants of the Borrower and approved by the Borrower’s Board of Directors.

(i) Promptly after their filing, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its shareholders.

(j) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Borrower or by any of its Subsidiaries.

(k) Within the time periods specified by Section 9 of the Security Agreement, a Borrowing Base Certificate supporting information as set forth in Section 9 of the Security Agreement.

(l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

5.3 Notices to the Lenders. The Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Within one (1) Business Day after a Responsible Officer becomes aware of any Default or Event of Default;

(b) Within three (3) Business Days after a Responsible Officer becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(c) Within three (3) Business Days after a Responsible Officer becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(d) Within three (3) Business Days after a Responsible Officer becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

(e) Within three (3) Business Days after a Responsible Officer becomes aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

(f) Within one (1) Business Day after the Borrower or any of its Subsidiaries withdraws any cash or Cash Equivalents from the Cash Collateralized Letter of Credit Account;

(g) Any change in the Borrower’s name, state of organization, locations of Collateral (except in connection with ordinary course transactions), or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(h) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(i) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (1) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (2) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (3) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or any ERISA Affiliate;

(j) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (1) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (2) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (3) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(k) Within ten (10) Business Days after the occurrence thereof, any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

(l) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (1) a Multi-employer Plan has been or will be terminated; (2) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (3) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms except as may be limited by bankruptcy, insolvency or creditors’ rights laws generally. The Borrower’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Borrower or any of its Subsidiaries.

6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral to the extent the filing of such Mortgage(s) and filing of UCC financing statements in connection therewith and the entering into control agreements with respect thereto can achieve such priority, except for Permitted Liens, and enforceable against the

Borrower and all third parties, except as may be limited by bankruptcy, insolvency or creditors’ rights laws generally.

6.3 Organization and Qualification. The Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect.

6.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or, except as set forth on Schedule 6.4 to the Disclosure Letter hereto or as permitted under Section 7.12 after the Closing Date, acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates. (a) Schedule 6.5(a) to the Disclosure Letter is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries and other Affiliates. Each Subsidiary is (1) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5(a) to the Disclosure Letter, and (2) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect.

(b) Set forth on Schedule 6.5(b) to the Disclosure Letter hereto is a complete and accurate list of the Borrower and all of the Borrower’s Subsidiaries, showing as of the date hereof (as to each entity) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. entity that does not have a U.S. taxpayer identification number, its unique identification number, if any, issued to it by the jurisdiction of its incorporation. The copy of the charter of each entity and each amendment thereto provided pursuant to Section 7.8(a)(2) is a true and correct copy of each such document, each of which is valid and in full force and effect.

6.6 Financial Statements and Projections.

(a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of December 31, 2004, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower’s independent certified public accountants, Ernst & Young LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of September 30, 2005. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended except with respect to the financial statements dated September 30, 2005 for the absence of footnotes and subject to normal year-end adjustments.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower’s best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

6.7 Solvency. The Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

6.8 Debt. The Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.8 to the Disclosure Letter and any other Debt existing on the Closing Debt not exceeding $1,000,000 in the aggregate, (c) Guaranties entered into in accordance with Section 7.13 and (d) Debt incurred on or after the Closing Date to the extent permitted under Section 7.14.

6.9 Real Estate; Leases. Schedule 6.9 to the Disclosure Letter sets forth, as of the Closing Date or as of any date Borrower shall update such schedule, a correct and complete list of all Real Estate owned by the Borrower and all Real Estate owned by any of its Subsidiaries, all leases and subleases of real property held by the Borrower as lessee or sublessee and all leases and subleases of real property held by the Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and the Borrower is not aware of any default by any party to any such lease or sublease that could reasonably be expected to have a Material Adverse Effect. The Borrower has good and marketable title in fee simple to the Real Estate identified on Schedule 6.9 to the Disclosure Letter as owned by the Borrower, or valid leasehold interests in all Real Estate designated therein as “leased” by the Borrower and the Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the September 30, 2005 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

6.10 Trade Names. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.10 to the Disclosure Letter as updated by Borrower from time to time.

6.11 Litigation. Except as set forth on Schedule 6.11 to the Disclosure Letter, there is no pending, or to the best of the Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower’s knowledge, investigation by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

6.12 Labor Disputes. Except as set forth on Schedule 6.12 to the Disclosure Letter, as of the Closing Date and as such shall be updated from time to time (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of Borrower’s knowledge no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

6.13 Environmental Laws. The operations and properties of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (a) form the basis of an Environmental Claim against any Loan Party, any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (b) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under the Environmental Law that could reasonably be expected to have a Material Adverse Effect.

6.14 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

6.15 No Default. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.16 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter, or has been adopted using a prototype plan that is the subject of a favorable opinion letter on which the Plan sponsor is entitled to rely from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (1) No ERISA Event has occurred or is reasonably expected to occur; (2) no Pension Plan has any Unfunded Pension Liability; (3) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (5) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.17 Taxes. The Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

6.18 Regulated Entities. Neither Borrower nor any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

6.19 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely (a) to refinance existing indebtedness, (b) for working capital purposes and (c) for general corporate purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.20 Copyrights, Patents, Trademarks and Licenses, Etc. The Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the current and anticipated future operation of its businesses, without conflict with the rights of any other Person other than as disclosed on Schedule 6.11 to the Disclosure Letter and no such rights is subject to any licensing agreement or similar arrangement (other than (a) restrictions relating to licenses that may limit a Loan Party’s ability to transfer or assign any such agreement to a third party and (b) licensing agreements or similar arrangements that do not materially impair the ability of the Agent or the Lenders to avail themselves of their rights of disposal and other rights granted under the Collateral Documents in respect of the Inventory) except as set forth on Schedule 6.20 to the Disclosure Letter as updated from time to time. To the Borrower’s actual knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as set forth in the Borrower’s public filings with the SEC, to the Borrower’s actual knowledge, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.21 No Material Adverse Change. No Material Adverse Effect has occurred since September 30, 2005.

6.22 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents, taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.23 Material Agreements. Schedule 6.23 to the Disclosure Letter (as updated from time to time) sets forth all agreements and contracts that would be considered “material” under Item 601(a)(10) of Regulation S-K to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

6.24 Bank Accounts. Schedule 6.24 to the Disclosure Letter contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

6.25 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document, except such as have been obtained and such filings as are contemplated under this Agreement.

ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises; and (c) pay all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (1) it is contesting in good faith by appropriate proceedings diligently pursued, (2) as to which the Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (3) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Other than as permitted by Section 7.11(c), the Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Environmental Laws and the Patriot Act). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower shall not modify, amend or alter its certificate or articles of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) The Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.5 Insurance.

(a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders.

(b) The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the

Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

7.6 Insurance and Condemnation Proceeds. The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance; provided that the Borrower shall be required to notify the Agent under this Section 7.6 to the extent that any such loss, damage or destruction (or any related events of such loss, damage or destruction) results in loss, damage or destruction of Collateral with an aggregate fair market value of more than $1,000,000. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

(a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.5.

(b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $1,000,000 and (3) the Borrower first (A) provides the Agent with plans, specifications and budgets for any such repair or restoration which shall show repair or restoration being completed within 270 days from the receipt of such proceeds and (B) demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.5.

7.7 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.

(a) In the event that any Person becomes a Domestic Subsidiary after the Closing Date, the Borrower shall promptly notify the Agent of that fact and, within thirty (30) days of such Person becoming a Domestic Subsidiary:

(1) (A) cause such Subsidiary to execute and deliver to the Agent a counterpart of each of the Subsidiary Guaranty and the Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of the Agent, desirable to create in favor of the Agent, for the benefit of the Lenders, a valid and perfected first priority lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents, except that any Subsidiary formed or acquired in connection with a Permitted Acquisition shall be required to pledge its assets under the Security Agreement only to the extent permitted by the obligations to which it is subject, including Acquisition Debt, and (B) deliver to the Agent all certificates representing the Equity Interests of such Subsidiary (accompanied by irrevocable undated stock powers, duly endorsed in blank) owned by the respective pledgor;

(2) deliver to the Agent, together with such Loan Documents, (A) certified copies of such Subsidiary’s constituent documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization, to the extent generally available and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to the Agent, (B) a copy of such Subsidiary’s Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Agent, (C) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (1) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (2) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (D) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Agent and its counsel, as to (1) the due organization and good standing of such Subsidiary, (2) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (3) the enforceability of such Loan Documents against such Subsidiary, (4) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as the Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to the Agent and its counsel; and

(3) if the assets of such Subsidiary are acceptable to the Agent and are requested by the Borrower to be included for the purpose of calculating the Borrowing Base from time to time, such Subsidiary will become a co-borrower hereunder and the Borrower or co-borrowers party to this Agreement at such time will enter into such amendments to the Loan Documents as are reasonably deemed necessary by the Agent to give effect thereto.

(b) In the event that any Person becomes a Foreign Subsidiary of the Borrower (to the extent that the Borrower owns at least 80% of the total outstanding Equity Interests of such Foreign Subsidiary) or any Domestic Subsidiary after the Closing Date, the Borrower shall promptly notify the Agent of that fact and use its commercially reasonable efforts to take or cause to be taken all such actions, execute and deliver or cause to be executed and delivered all such agreements, documents and instruments and make or cause to be made all such filings and recordings that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, a valid and perfected security interest in sixty five percent (65%) of the Equity Interests of such Foreign Subsidiary owned by Borrower; provided, however, that no action shall be required to be taken by Borrower with respect to the Equity Interests of any Foreign Subsidiary pursuant to this subsection in the event that the pledge of such Equity Interests would result in a significant tax liability to Borrower or any of its Domestic Subsidiaries or would otherwise be impracticable.

7.9 Matters Relating to Additional Real Property Collateral. From and after the Closing Date, in the event that (i) the Borrower or any Guarantor acquires any fee interest in real property with an appraised value in excess of $1,000,000 or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property with an appraised value in excess of $1,000,000, excluding (in the case of clause (ii) above) the then-existing senior lienholder, where the Borrower or such Guarantor is unable to obtain such senior lienholder’s consent (any such non-excluded Real Estate described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), deliver to the Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Guarantor, as the case may be, the following:

(a) Additional Mortgage. A fully executed and notarized Mortgage (an “Additional Mortgage”), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

(b) Opinions of Counsel. A favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as the Agent may reasonably request;

(c) Title Insurance. (a) If required by the Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an “Additional Mortgage Policy”) issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to the Agent (which in the absence of a Default or Event of Default shall be an amount not to exceed ten percent (10%) of the gross book value of such Additional Mortgaged Property), insuring fee simple title to such Additional Mortgaged Property vested in such Loan Party and assuring the Agent that such Additional Mortgage creates a valid and enforceable first priority mortgage lien on such Additional Mortgaged Property, subject only to a standard survey exception and such other exceptions as are customary or are reasonably acceptable to the Agent, and (b) evidence satisfactory to the Agent that such Loan Party has (1) delivered to the Title

Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (2) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

(d) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than thirty (30) days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Agent;

(e) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (c) or (d) above; and

(f) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party’s written acknowledgement of receipt of written notification from the Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

7.10 Borrowing Base Cash Collateral Account. (a) On each Business Day that any cash or Cash Equivalents in the Borrowing Base Cash Collateral Account is included in the Borrowing Base, the Borrower shall deliver to the Agent, in such detail as the Agent shall request, information identifying the amounts of cash and Cash Equivalents held as of the end of the immediately preceding Business Day in each account included in the Borrowing Base Cash Collateral Account.

(b) The Borrower shall not, and shall not permit any of its Subsidiaries to, withdraw any cash or Cash Equivalents from the Borrowing Base Cash Collateral Account unless:

(1) the Borrower has provided the Agent with at least one Business Day prior notice of such withdrawal; and

(2) after giving effect to such withdrawal, the Aggregate Revolver Outstandings do not exceed Availability.

7.11 Mergers, Acquisitions, Consolidations or Sales. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, acquisition, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

(a) (1) Restricted Investments permitted under Section 7.12; and (2) Permitted Dispositions; provided that within 270 days following any transfer, sale, assignment, lease or other disposition of Equipment by the Borrower, the Borrower shall either (a) reinvest the proceeds of such transfer, sale, assignment, lease or disposition in assets of a similar nature or (b) apply such proceeds to the Loans. All assets purchased with such proceeds shall be free and clear of all Liens, except the Agent’s Liens.

(b) non-hostile acquisitions of third-party entities or businesses in a similar or ancillary business sector to the Borrower, provided that immediately following such acquisition, on a pro forma basis, (1) Liquidity shall be in excess of $50,000,000 with all trade payables being paid when due in accordance with their terms and customary practice and (2) there shall not then exist and be continuing a Default or Event of Default (each, a “Permitted Acquisition”);

(c) any Guarantor may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any other Guarantor; any Pledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower, any Guarantor or any other Pledged Foreign Subsidiary and any Unpledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any of its Subsidiaries.

7.12 Distributions; Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (1) Distributions to the Borrower or any Subsidiary as part of a spin-off or otherwise by any Subsidiary, (2) Distributions by non-wholly owned Subsidiaries to the extent such Distribution is made pro rata to all owners of such non-wholly owned Subsidiary and (3) the Borrower may repurchase its own stock if immediately following each such repurchase, on a pro forma basis, Availability shall be in excess of $50,000,000 with all trade payables being paid when due in accordance with their terms and customary practice; or

(b) make any Restricted Investment, except for (1) Distributions permitted under Section 7.12(a), (2) any extensions or renewals of any Restricted Investments existing on the date hereof and set forth on Schedule 7.12(b) to the Disclosure Letter in Borrower and its Subsidiaries and the conversion of any such loan investments to equity investments or any equity investments to loan investments, (3) advances by the Borrower or any of its Subsidiaries to officers, directors and employees of the Borrower or any of its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes, (4) Restricted Investments by the Borrower or any of its Subsidiaries received in satisfaction or partial satisfaction of extensions of credit to customers or suppliers of the Borrower or any of its Subsidiaries in the ordinary course of business, (5) Restricted Investments by the Borrower in any Guarantor, by any Guarantor or any Pledged Foreign Subsidiary in the Borrower or any other Guarantor, by any Pledged Foreign Subsidiary in any other Pledged Foreign Subsidiary or by any Unpledged Foreign Subsidiary in the Borrower or any other Subsidiary, (6) Restricted Investments permitted under Section 7.11, (7) so long as the Minimum Condition is met at the time of such Restricted Investment, (i) Restricted Investments by the Borrower or any Guarantor in any Pledged Foreign Subsidiary in an aggregate amount when calculated from the Closing Date (net of any reductions in such Restricted Investments) not to exceed the Combined General Pledged Basket Amount and (ii) Restricted Investments by the Borrower, any Guarantor or any Pledged Foreign Subsidiary in any Unpledged Foreign Subsidiary in an aggregate amount when calculated from the Closing Date (net of any reductions in such Restricted Investments) not to exceed the Combined General Unpledged Basket Amount, (8) Restricted Investments by any Foreign Subsidiary in a third party and (9) other Restricted Investments in an aggregate amount not to exceed $2,000,000.

7.13 Guaranties. Neither the Borrower nor any of its Domestic Subsidiaries shall make, issue, or become liable on any Guaranty of Debt, except (i) Guaranties of the Obligations in favor of the Agent and (ii) Guaranties of Debt to the extent the Borrower or such Domestic Subsidiary would be permitted to incur or maintain such Debt as a primary obligation under Section 7.14.

7.14 Debt. Neither the Borrower nor any of its Domestic Subsidiaries shall incur or maintain any Debt, other than:

(a) the Obligations;

(b) Debt described on Schedule 6.8 to the Disclosure Letter;

(c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (1) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (2) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $7,500,000 at any time;

(d) unsecured senior or subordinated Debt;

(e) Debt entered into in connection with any transaction permitted under Section 7.11(b) (“Acquisition Debt”), provided that immediately prior to and immediately following the consummation of such transaction the Borrower is, and will be, in compliance with Section 7.22 hereof whether or not at the time of such transaction the Borrower is otherwise required to comply with the provisions of Section 7.22.

(f) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.8 to the Disclosure Letter or permitted under clauses (c), (d) and (h) of this Section 7.14; provided that (1) the principal amount thereof is not increased, (2) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (3) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (4) the terms of such refunding, renewal or extension are no less favorable to the Borrower, the Agent or the Lenders than the original Debt;

(g) intercompany Debt among the Borrower and its Subsidiaries (1) to the extent the corresponding investment in such Debt by the Lender would be permitted under

Section 7.12(b)(1), (2), (3), (4), (5), (6), (7) or (8), (2) arising in connection with the purchases of inventory or raw materials in the ordinary course of business in an amount not to exceed the purchase price thereof and any related servicing fees, or (3) arising in connection with a disposition permitted under clause (j) of the definition of Permitted Dispositions;

(h) mortgage Debt existing or incurred at the time of acquisition of the underlying Real Property, provided that immediately prior to and immediately following the consummation of such transaction the Borrower is, and will be, in compliance with Section 7.22 hereof whether or not at the time of such transaction the Borrower is otherwise required to comply with the provisions of Section 7.22;

(i) Debt (other than Debt permitted by Section 7.14(g)) incurred by (i) Pledged Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 and (ii) by Unpledged Foreign Subsidiaries; and

(j) in addition to the foregoing clauses and without duplication, other Debt of the Borrower or its Subsidiaries in an aggregate amount not to exceed $5,000,000.

7.15 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement, unless immediately following such prepayment, on a pro forma basis, Liquidity shall be in excess of $50,000,000 with all trade payables being paid when due in accordance with their terms and customary practice.

7.16 Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries shall directly or indirectly enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

7.17 Investment Banking and Finder’s Fees. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent and/or any Lender in connection therewith.

7.18 Business Conducted. The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date and businesses ancillary or reasonably related thereto.

7.19 Liens. Neither the Borrower nor any of its Domestic Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except:

(a) Permitted Liens;

(b) Liens, if any, in effect as of the Closing Date described in Schedule 6.8 to the Disclosure Letter securing Debt described in Schedule 6.8 to the Disclosure Letter and any renewals or extensions thereof, provided that the property covered thereby is not increased (except as contemplated thereby) and any renewal or extension of the obligations secured or benefited thereby is permitted;

(c) Liens securing Capital Leases and Debt permitted under Sections 7.14(c) and (f);

(d) Liens securing Debt permitted under Section 7.14(e), provided that such Liens relate only to assets that are acquired as part of a transaction permitted by Section 7.11(b) that are not owned by a Loan Party and are not included in the Borrowing Base;

(e) Liens securing Debt permitted under Section 7.14(i); and

(f) other Liens in an aggregate principal amount not to exceed $2,000,000 at any time.

7.20 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

7.21 Fiscal Year. The Borrower shall not change its Fiscal Year.

7.22 Fixed Charge Coverage Ratio. From and after February 28, 2005, the Borrower will maintain a Fixed Charge Coverage Ratio for each consecutive twelve-fiscal-month period of not less than 1.00:1.00, provided, that the foregoing ratio covenant shall only commence to apply for the consecutive fiscal twelve-month period preceding the first date on which Availability is less than $20,000,000 and shall continue to apply until Availability has been at least $20,000,000 for a period of at least 90 consecutive days, whereupon this Section 7.22 shall be reinstated in full.

7.23 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.24 Bank Accounts. The Borrower shall (i) cause the proceeds of all Accounts in the United States to be held in bank accounts in relation to which an account control agreement is in place that establishes the Agent’s control over each such account for the purposes of perfection of the Agent’s security interest in each such account in accordance with the UCC (a “Control Agreement”) and (ii) deliver to the Agent, prior to the opening of any new bank account in the United States, a Control Agreement, among the Borrower, the account bank and the Agent, in form and substance satisfactory to the Agent. In addition to the rights of the Agent contained in any other Loan Document, the Agent shall have the right to assert its control over all Accounts and the assets therein immediately on the first day on which Availability is less than $25,000,000 and such control shall continue until Availability has been at least $25,000,000 for a period of at least 90 consecutive days, whereupon Agent’s right to assert such control shall cease and the requirements of this Section 7.24 shall be reinstated in full.

7.25 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

7.26 Post Closing Actions.

(a) Prior to the initial Funding Date, the Borrower shall have delivered to the Agent a legal opinion, in form and substance satisfactory to the Agent, relating to the Borrower’s status as an “investment company” under the Investment Company Act of 1940.

(b) Within fifteen (15) days after the Closing Date, or such later date agreed to by the Agent in its sole discretion, the Borrower shall have delivered to the Agent evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage and related endorsements as required by Section 7.5(b).

(c) Within thirty (30) days after the Closing Date, or such later date agreed to by the Agent in its sole discretion, the Borrower shall have, and shall cause each Guarantor to have, delivered to the Agent the Control Agreements required under Section 7.24 relating to accounts held with financial institutions other than the Bank; provided that if any Borrower or any Guarantor is unable to obtain such an agreement from any financial institution, the applicable Borrower shall, or shall cause the applicable Guarantor to, within an additional sixty (60) days, transfer all amounts in the applicable deposit account to a deposit account maintained at a financial institution from which such Borrower or such Guarantor has obtained such an agreement; provided further that this Section 7.26(a) shall not apply to any deposit account held by any such Person to the extent (a) the aggregate assets in all deposit accounts maintained by such Person with such financial institution at no time exceed $100,000 and (b) the aggregate amount of assets in all deposit accounts of all such Persons not subject to control agreements in reliance on the exemption provided pursuant to clause (a) of this proviso at no time exceeds $1,000,000.

(d) Within ninety (90) days after the Closing Date, or such later date agreed to by the Agent in its sole discretion, the Borrower shall have delivered to the Agent tax good standing certificates in respect of the Borrower from each of the States of Arkansas, California, Florida, Illinois, Louisiana, New York, Oklahoma and Texas, respectively.

ARTICLE 8

CONDITIONS OF LENDING

8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

(b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date other than any such representation or warranty which relates to a specified prior date.

(c) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(d) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(e) The Agent shall have received:

(1) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(2) acknowledgement copies of proper UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

(f) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(h) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(i) As of the Closing Date, no material adverse change shall have occurred in Borrower’s assets, properties, liabilities (actual or contingent), business, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, or results of operations.

(j) As of the Closing Date, and other than as set forth on Schedule 6.11 to the Disclosure Letter, there shall exist no pending or to the best of the Borrower’s knowledge threatened action, suit, proceeding, or counterclaim by any Person or, to the best of the Borrower’s knowledge, investigation by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

(k) Agent shall have received, each in form and substance satisfactory to Agent, (a) financial projections of the Borrower evidencing Borrower’s ability to comply with the requirements set forth in Section 7. 22 hereof, and (b) interim financial statements for the Borrower dated as of a date not more than 45 days prior to the Closing Date.

(l) The Agent shall be satisfied that the Borrower is adequately capitalized, that the fair saleable value of the Borrower’s assets will exceed its liabilities as of the Closing Date and that the Borrower will have sufficient working capital to pay its debts as they become due.

(m) Borrower shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with this Facility and the transactions contemplated hereby.

(n) As of the Closing Date, the Agent shall have received evidence that Liquidity shall not be not less than $50,000,000.

(o) Without limiting the generality of the items described above, the Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent to the Borrower prior to the Closing Date.

The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect. Upon the satisfaction of all conditions set forth in this Section 8.1, the Agent shall deliver written notice to the Borrower that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (1) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (2) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (3) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (1), (2) and (3) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(1) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

(2) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(3) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

(b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9

DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (1) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, 7.12-7.24, and 7.26 or Section 11 of the Security Agreement, (2) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k) or 5.3 and such default shall continue for five (5) Business days or more; or (3) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more after the earlier of (A) a Responsible Officer of Borrower becoming aware of such default and (B) written notice to Borrower of such default by Agent;

(d) any default shall occur with respect to any Debt (other than the Obligations) of the Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) the Borrower or any of its Subsidiaries shall (1) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (2) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (3) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or any of its Subsidiaries;

(h) other than as permitted under Section 7.11(c), the Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

(i) all or any material part of the property of the Borrower or any of its Subsidiaries, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any Guarantor;

(k) one or more judgments, orders, decrees or arbitration awards is entered against the Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer has accepted tender of defense) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against the Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $2,000,000; (2) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2,000,000; or (3) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $2,000,000; or

(p) there occurs a Change of Control.

9.2 Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (1) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (2) restrict the amount of or refuse to make Revolving Loans; and (3) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrower to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (1) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (2) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent’s demand, at the Borrowers’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (3) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrower’s address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the

Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. To the extent it is permitted to do so under its contractual obligations, the Agent is hereby granted a license or other right to use, without charge, the Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

(c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10

TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the

Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

(1) increase or extend the Commitment of any Lender;

(2) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(3) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(4) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(5) increase any of the percentages set forth in the definition of the Borrowing Base;

(6) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(7) release any Guaranties of the Obligations or release Collateral other than as permitted under Section 12.11;

(8) change the definitions of “Majority Lenders”; or

(9) increase the Maximum Revolver Amount, the Maximum Inventory Loan Amount, and Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (5) and (9) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (2) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (3) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500. The Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (2) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (1) the originating Lender’s obligations under this Agreement shall remain unchanged, (2) the originating Lender shall remain solely responsible for the performance of such obligations, (3) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (4) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR § 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12

THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. Except for the provisions of Sections 12.9, 12.10 and 12.11 (as to which Borrower is an intended beneficiary), the terms of the provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall, with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement and no successor Agent has been appointed pursuant to the immediately preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10 Withholding Tax.

(a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and Borrower:

(1) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(2) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-8BEN; and

(3) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly upon the written request of the Borrower, (A) deliver to the Agent and to the Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (B) notify the Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent and Borrower will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) (1) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction and (2) if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax; provided that if such Lender shall have satisfied the requirements of this Section 12.10 on the date such Lender became a Lender (or if such Lender became a party to this Agreement pursuant to an assignment, to the extent the assignor was entitled to additional amounts), nothing in this Section 12.10 shall relieve the Borrower of its obligation to pay any amounts pursuant to this Section 12.10 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding hereunder.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (1) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (2) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.12 (and the Agent may rely conclusively on any such certificate, without further inquiry); (3) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (4) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the

Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $4,000,000 during each Fiscal Year with the prior written authorization of Majority Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (1) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (2) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (1) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (2) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15 Settlement.

(a) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(1) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (San Francisco time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (San Francisco time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(2) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(3) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(4) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(5) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (1) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (2) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (3) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

12.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the

Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

(2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

(3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

(C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(E) the occurrence of any Default or Event of Default; or

(F) the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower’s books and records, as well as on representations of the Borrower’s personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (1) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (2) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

12.20 Co Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “co agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. The Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Lenders so identified as a “co-agent” nor the Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified or the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 13

MISCELLANEOUS

13.1 No Waivers; Cumulative Remedies. No failure by any party to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any party will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any party on any occasion shall affect or diminish any party’s rights thereafter to require strict performance of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE

OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Notwithstanding the provisions of paragraph (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

(f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3(d), THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5 Survival of Representations and Warranties. All of the Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, initial syndication and, in the event the Borrower requests the Accordion Increase, syndication through the Accordion Effective Date, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral required by Section 7.4(b) to be paid by the Borrower, including travel, lodging, and meals for inspections of the Collateral and the Borrower’s operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrower agrees to pay costs and expenses incurred by the Agent (including Attorneys’ Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses otherwise agreed to be paid by the Borrower. All of the foregoing costs and expenses may be charged to the Borrower’s Loan Account as Revolving Loans as described in Section 3.4.

13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record (including email and telecopy), and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.

55 South Lake Avenue, Suite 900

Pasadena, CA 91101

Attention: Business Credit-Account Executive

Telecopy No.: (626) 397-1273

Email: Steven.W.Sharp@bankofamerica.com

If to the Borrower:

Leapfrog Enterprises, Inc.

6401 Hollis Street, Suite 150

Emeryville, CA 94608

Attention: Treasurer

Telecopy No.: (510) 420-5004

Email: evaness@leapfrog.com

With a copy to:

Vice President of Legal Affairs

6401 Hollis Street, Suite 150

Emeryville, CA 94608

Telecopy No.: (510) 920-5011

Email: pwong@leapfrog.com

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.11 Indemnity of the Agent and the Lenders by the Borrower.

(a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys in fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) The Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers’ operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower’s property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for that certain “fee letter” dated as of October 31, 2005, between the Borrower and the Agent. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

13.17 Confidentiality.

(a) The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower’s business and may use the Borrower’s name in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (1) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (2) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors that are subject to confidentiality obligations similar to those of the Agent and Lenders; (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (I) to its Affiliates that are subject to confidentiality obligations similar to those of the Agent and Lenders.

13.18 Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each of its Subsidiaries that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower or such Subsidiary, which information includes the name and address of the Borrower or such Subsidiary and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower or such Subsidiary in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

13.19 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWER”

LEAPFROG ENTERPRISES, INC.

By:	/s/ William B. Chiasson
Title:	Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Steven W. Sharp
Steven W. Sharp, Vice President

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Steven W. Sharp
Steven W. Sharp, Vice President

ANNEX A

to

Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Accordion Effective Date” has the meaning specified in Section 1.5(d).

“Accordion Increase” has the meaning specified in Section 1.5(d).

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means all of the Borrower’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

“Acquisition Debt” has the meaning set forth in Section 7.14(e).

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Borrower, the Borrower’s consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) any gain or loss arising from the sale of any capital assets; (b) any gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) any gain arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of Debt; (g) any gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) any gain or loss arising from foreign exchange transactions; (i) restricted stock, restricted units and other non-cash stock option expenses; and (j) all restructuring and impairment charges.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise, provided that all references in this Agreement to Affiliates of the Borrower or any of its Subsidiaries shall be deemed not to include the Equity Investors and their Affiliates.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent Related Persons” means the Agent, together with their Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent, the Arranger and such Affiliates.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

“Aggregate Revolver Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Anniversary Date” means each anniversary of the Closing Date.

“Applicable Margin” means

(a)	with respect to Base Rate Loans and all other Obligations (other than LIBOR Loans), 0%; and

(b)	with respect to LIBOR Loans, 1.75%, in each case for the period commencing with the Closing Date and ending on the last day of the month in which the six-month anniversary of the Closing Date occurs.

Thereafter, the Applicable Margins shall be adjusted (up or down) on a monthly basis, determined on the last day of each month (or on the Termination Date) by reference to the Borrower’s Average Monthly Usage of the Total Facility for such month (or portion thereof ending on the Termination Date), with such adjusted rate to be applicable in the immediately succeeding month. Adjustments in Applicable Margins shall be determined by reference to the following grids:

Average Monthly Usage	Applicable Margin on LIBOR Loans	Applicable Margin on Base Rate Loans
Less than or equal to $17.5 million	1.75%	0.00%
Greater than $17.5 million but less than or equal to $35 million	2.00%	0.00%
Greater than $35 million but less than or equal to $55 million	2.25%	0.25%
Greater than $55 million	2.50%	0.50%

“Arranger” means Banc of America Securities LLC.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Assignment of Claims Act” means the Assignment of Claims Act of 1940.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

“Availability” means, at any time, (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

“Average Monthly Usage” means in respect of any month the sum of (i) the average daily outstanding principal amount of Revolving Loans in such month, (ii) the average daily undrawn amount of outstanding Letters of Credit in such month and (iii) the average daily amount of unpaid reimbursement obligations in respect of Letters of Credit in such month.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower by the Bank, any affiliate of the Bank or any other Lender: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

“Base Rate Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Blocked Account Agreement” means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) the lessor of (i) sixty-five percent (65%) of Eligible Inventory, (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory and (iii) the Maximum Inventory Loan Amount plus (C) one hundred percent (100%) of the amount of cash and Cash Equivalents collectively maintained in the Borrowing Base Cash Collateral Account; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment, provided that in respect of clause (B) above, until the completion of a satisfactory field examination of the Inventory by the Agent and the perfection of the Agent’s security interests in the Eligible Inventory in a manner satisfactory to the Agent, the advance rate in respect of Eligible Inventory shall be 0%; provided, further, that following the satisfaction of the conditions set forth in the proviso above, until delivery of a satisfactory inventory appraisal by the Borrower to the Agent, the advance rate in respect of Eligible Inventory shall be 50%.

“Borrowing Base Cash Collateral Account” means, collectively, one or more accounts of the Borrower, as designated from time to time by written notice from the Borrower to the Agent, held with financial institutions located in the United States, which account or accounts are comprised of cash or Cash Equivalents and are subject to control agreements that are satisfactory in form and substance to the Agent.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset (whether tangible or intangible) or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

“Capital Lease” means any lease of property by the Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Borrower.

“Cash Collateralized Letter of Credit” means a Letter of Credit in relation to which the Borrower has deposited an amount in cash or Cash Equivalents equal to the face amount of such Letter of Credit in the Cash Collateralized Letter of Credit Account.

“Cash Collateralized Letter of Credit Account” means, collectively, one or more accounts of the Borrower held with Bank and subject to blocked account agreements satisfactory in form and substance to the Agent.

“Cash Equivalents” means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency; (c) commercial paper maturing no more than ninety (90) days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency or by a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (e) repurchase agreements with financial institutions organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency or with a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York and such funds limit their investments to the prime credit instruments allowed in this definition; (f) money market preferred funds maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency; and (g) money market funds regulated by the U.S. Government under the Investment Company Act rule 2a-7 maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency; provided such investments are limited to $25,000,000 for each such fund and $100,000,000 in the aggregate for all such funds, such funds are open-end funds with total assets of more than $1,000,000,000 and an expressed goal of maintaining a net asset value of $1.00 per share and such funds limit their investments to the prime credit instruments allowed in this definition with average weighted maturity of less than ninety (90) days.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert (other than the Equity Investors and their Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over, Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower unless after such acquisition or the consummation of such contract or arrangement (i) any of the Equity Investors or their respective Affiliates holds more than the percentage of Voting Interests held by such Person or group or (ii) any combination of the Equity Investors and their Affiliates have agreed to act in concert on all matters relating to such Voting Interests pursuant to a written agreement and such combination together holds more than the percentage of Voting Interests held by such Person or group; or (b) during any period of up to 12 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower.

“Chattel Paper” means all of the Borrower’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the Borrower’s real and personal property and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Combined General Pledged Basket Amount” shall mean as of any date of determination, an amount equal to $15,000,000, which amount shall be increased by an additional $10,000,000 on each Anniversary of the Closing Date less the sum, without duplication, of the amounts incurred under Sections 7.12(b)(7)(i), 7.14(g)(1) and under paragraph (j)(i) of the definition of “Permitted Dispositions”.

“Combined General Unpledged Basket Amount” shall mean as of any date of determination, an amount equal to $25,000,000 less the sum, without duplication, of the amounts incurred and outstanding under Sections 7.12(b)(7)(ii), 7.14(g)(1) and under paragraph (j)(ii) of the definition of “Permitted Dispositions”.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Loan.

“Continuing Directors” means the directors of the Borrower on the Closing Date and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Credit Support” has the meaning specified in Section 1.3(a).

“Debt” means, without duplication, all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the Borrower’s property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with

GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties in respect of Debt (without giving effect to this clause (d)); and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Designated Account” has the meaning specified in Section 1.2(c).

“Disclosure Letter” means the disclosure letter delivered to the Agent by the Borrower on the Closing Date.

“Distribution” means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

“EBITDA” means, with respect to any fiscal period of the Borrower, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, net interest expenses (income), Federal, state, local and foreign income taxes, depreciation and amortization.

“Eligible Accounts” means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

(a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Borrower’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is otherwise classified as ineligible hereunder;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America; or (ii) is not organized under the laws of the United States of America or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or otherwise covered by foreign credit insurance, in each case satisfactory to the Agent in its discretion;

(h) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account is governed by any federal, state or local statutory requirements other than those of the UCC, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account is subject to the provisions of the Assignment of Claims Act or any equivalent state or local law, except to the extent the Assignment of Claims Act or such state or local law has been complied with.

(j) owed by an Account Debtor to which the Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by the government of the United States of America, or any state, municipality, or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality thereof and subject to the provisions of the Assignment of Claims Act or any equivalent state or local law, except to the extent the Assignment of Claims Act or such state or local law has been complied with.

(l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(m) which is evidenced by a promissory note or other instrument or by chattel paper;

(n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such

Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(p) which arises out of a sale not made in the ordinary course of the Borrower’s business;

(q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(r) owed by an Account Debtor which is obligated to the Borrower respecting Accounts the aggregate unpaid balance of which exceeds thirty percent (30%) of the aggregate unpaid balance of all Accounts owed to the Borrower at such time by all of the Borrower’s Account Debtors, but only to the extent of such excess;

(s) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders; or

(t) which is subject to a debit memo, charge-back, promotional or other price correction, defect or return.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Inventory” means Inventory, valued at the lower of cost or market (on a first-in, first-out basis), which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

(a) that is not owned by the Borrower;

(b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that is subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c) that does not consist of finished goods or raw materials;

(d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower’s business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers and is not subject to the Agent’s Liens, which are perfected as to such Inventory);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

(j) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(k) that is not reflected in the details of a current perpetual inventory report; or

(l) that is Inventory placed on consignment.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to laws relating to Contaminants.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” means all of the Borrower’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equity Investor” means each of Lawrence J. Ellison, Mollusk Holdings LLC, Michael R. Milken, Lowell J. Milken, their respective Affiliates and their successors.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section

4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the Borrower’s fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 2005.

“Fixed Assets” means the Equipment and Real Estate of the Borrower.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of Borrower, the ratio of EBITDA to Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period of the Borrower on a consolidated basis, without duplication, net interest paid in cash, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, Federal, state, local and foreign income taxes paid in cash net of any refunds provided that cash taxes shall not be less than $0, cash payments in respect of restructuring and impairment charges and dividends paid by the Borrower in cash.

“Foreign Subsidiary” means any Subsidiary of the Borrower, other than a Domestic Subsidiary.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

“General Intangibles” means all of the Borrower’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Guarantors” means, collectively, each Domestic Subsidiary of the Borrower.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Borrower.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two or three months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means all of the Borrower’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software and separate software products), other materials and supplies of any kind, nature or description which are used or consumed in the Borrower’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of the Borrower’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrower’s financial condition, results of operations, and cash flows, for the period commencing on October 1, 2005 and ending on December 31, 2006 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Letter of Credit” has the meaning specified in Section 1.3(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Subfacility” means $20,000,000.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate	=	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such

Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR Loan” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Liquidity” shall mean, without duplication, the sum of domestic, Unrestricted Cash of the Borrower and its Domestic Subsidiaries plus Availability.

“Loan Account” means the loan account of the Borrower, which account shall be maintained by the Agent or in which the Agent shall have a security interest perfected by control.

“Loan Documents” means this Agreement, the Security Agreement, the Mortgages, Subsidiary Guaranties, Disclosure Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Loan Parties” the Borrower and each of the Guarantors.

“Loans” means, collectively, all loans and advances provided for in Article 1.

“Majority Lenders” means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower, the Collateral or any guarantor of the Obligations; (b) a material impairment of the ability of the Borrower or any Affiliate of Borrower to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Maximum Inventory Loan Amount” means an amount equal to one half of the aggregate Commitments under the Facility at any time.

“Maximum Revolver Amount” means $75,000,000.

“Minimum Condition” means (a) in respect of any proposed transaction permitted under Sections 7.12(b)(7)(i), 7.14(g)(1) and paragraph (j)(i) of the definition of “Permitted Dispositions”, Liquidity immediately prior to and immediately following the consummation of such transaction is and will be not less than $30,000,000 and (b) in respect of any proposed transaction permitted under Sections 7.12(b)(7)(ii), 7.14(g)(1) and paragraph (j)(ii) of the definition of “Permitted Dispositions”, Liquidity immediately prior to and immediately following the consummation of such transaction is and will be not less than $50,000,000.

“Mortgages” means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate and all amendments, modifications and supplements thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, but in all events excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender of the Agent, as the case may be, is organized or maintains a lending office.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” has the meaning set forth in Section 7.11(b).

“Permitted Dispositions” means any of the following:

(a) sales of Inventory in the ordinary course of business;

(b) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, including any property no longer used in the business;

(c) upon written notice to the Agent, dispositions of accounts receivable (other than Eligible Accounts) to collection agencies; provided the aggregate face amount of all such unresolved accounts receivable does not any point of determination exceed $5,000,000;

(d) dispositions required by applicable regulatory authorities as part of a transaction permitted under Section 7.11(b) or (c);

(e) licenses of Proprietary Rights in the ordinary course of business;

(f) licenses and other dispositions of Proprietary Rights other than in the ordinary course of business to the extent that such disposition is for fair market value (in the case of any material disposition, as determined in good faith by the Board of Directors of the Borrower); provided that, with respect to the Proprietary Rights subject to any such disposition, the sales in the applicable jurisdictions for the prior twelve-month period of Inventory using such Proprietary rights in the production thereof do not in the aggregate (x) with respect to any single disposition (or series of related dispositions) account for more than 5% of the consolidated net sales of the Borrower and its Subsidiaries for the prior twelve-month period and (y) with respect to all such dispositions after the date hereof account for more than 10% of the consolidated net sales of the Borrower and its Subsidiaries for the prior twelve-month period and provided further that in the event of any such disposition, the Borrower or such Subsidiary shall have (i) retained all rights necessary to dispose of any of its assets utilizing such disposed Proprietary Rights or (ii) shall have disposed of all assets utilizing such Proprietary Rights in connection with the disposition of such Proprietary Right;

(g) dispositions of Fixed Assets by the Borrower to its Subsidiaries and by the Borrower’s Subsidiaries to the Borrower or any of its Subsidiaries, provided that after giving effect to any such disposition by Borrower, any Guarantor or Pledged Foreign Subsidiary to a Foreign Subsidiary (other than a disposition by a Pledged Foreign Subsidiary to another Pledged Foreign Subsidiary) Availability shall exceed $20,000,000;

(h) dispositions of property other than Accounts and Inventory; provided that (i) at the time of such disposition no Event of Default shall exist or shall result from such disposition (ii) the consideration received for such disposition shall be in an amount at least equal to the fair market value of the property disposed of, (iii) at least 75% of the consideration received for such disposition shall be cash, and (iv) the aggregate fair market value of all assets so sold, transferred, licensed or otherwise disposed of by the Borrower and its Subsidiaries after the Closing Date shall not exceed $10,000,000;

(i) dispositions for no less than fair market value of property, including Equity Interests (i) as part of a spin-off, (ii) of any Guarantor to the Borrower or another Guarantor, (iii) of any Pledged Foreign Subsidiary to the Borrower, any Guarantor or another Pledged Foreign Subsidiary and (iv) of any Unpledged Foreign Subsidiary to the Borrower or any of its Subsidiaries; and

(j) so long as the Minimum Condition is met at the time of such disposition, dispositions for no less than fair market value of property, including Equity Interests (i) of the Borrower or any Guarantor to any Pledged Foreign Subsidiary in an aggregate amount when calculated from the Closing Date (net of any reductions in such dispositions) not to exceed the Combined General Pledged Basket Amount and (ii) of the Borrower, any Guarantor or any Pledged Foreign Subsidiary to any Unpledged Foreign Subsidiary in an aggregate amount when calculated from the Closing Date (net of any reductions in such dispositions) not to exceed the Combined General Unpledged Basket Amount;

(k) dispositions for not less than the book value of the relevant property, including Equity Interests, by any Foreign Subsidiary; and

(l) dispositions constituting leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof.

“Permitted Liens” means:

(a) Liens for taxes not delinquent or statutory Liens for taxes provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the books of the applicable Person in accordance with GAAP;

(b) the Agent’s Liens;

(c) Liens consisting of pledges or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) materialmen’s mechanics’, workmen’s and repairmen’s Liens securing obligations (other than Debt for borrowed money) which are not overdue for more than thirty (3) days and carriers’ and warehousemen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt for borrowed money) which are not overdue more than fifteen (15) days or, in each case, which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves as required by GAAP with respect thereto are maintained on the books of the applicable Person.

(e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower’s business.

(f) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

(g) Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

(h) Liens created pursuant to applications or reimbursement agreements pertaining to letters of credit which encumber documents and goods of a Person constituting part of the goods covered by the applicable letter of credit and the products and proceeds thereof;

(i) Liens in favor of the counterparty to a repurchase agreement entered into in the ordinary course of business on the cash and Cash Equivalents that are the subject of such repurchase agreement;

(j) any interest or title of a lessor or a sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect.

(k) leases or subleases granted to other in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

(l) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution, or by virtue of the terms of an account agreement relating to a deposit account not required pursuant to the Loan Documents to be subject to a control agreement; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries owning the affected deposit account or other funds maintained with a creditor depository institution in excess of those set forth by regulations promulgated by the Federal Reserve Board or any foreign regulatory agency performing an equivalent function, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provided collateral (other than such as in ancillary to the establishment of such deposit account) to the depository institution;

(m) Liens, assignments and pledges or rights to receive premiums, interest or loss payments or otherwise arising in connection with any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Borrower or any of its Subsidiaries under workmen’s compensation laws, unemployment insurance laws or similar legislation; and

(n) Liens on property of any Foreign Subsidiary.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledged Foreign Subsidiary” means any first-tier Foreign Subsidiary at least 80% of the Equity Interests of which are owned by the Borrower or any of its Subsidiaries and as to which 65% or more of the Equity Interests of such Foreign Subsidiary have been pledged to the Agent to secure the Obligations hereunder.

“Proprietary Rights” means all of the Borrower’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 to the Disclosure Letter, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Real Estate” means all of the Borrower’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto.

“Regulation S-K” means Regulation S-K under the Securities Act of 1933.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, a reserve for accrued, unpaid interest on the Obligations, (b) reserves for rent at leased locations subject to statutory or contractual landlord liens, (c) Inventory shrinkage, (d) customs charges, (e) dilution, (f) charge-back, (g) a reserve for internal control deficiencies of the Borrower that are not remedied on a mutually agreed basis between the Borrower and the Agent and (h) warehousemen’s or bailees’ charges.

“Responsible Officer” means the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

“Restricted Investment” means, as to the Borrower, any acquisition of property by the Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment or Real Property to be used in the business of the Borrower; (b) acquisitions of Inventory in the ordinary course of business of the Borrower; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower; (d) Cash Equivalents; (e) auction rate preferred auction rate municipal security investments having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s, (f) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing more than one year but less than three years after such date, (g) commercial paper maturing more than ninety (90) days but no more than two hundred and seventy (270) days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (h) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing more than one year after but less than three years after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency, (i) assets received in satisfaction of judgments against third parties, foreclosures of Liens or good faith settlement of litigation disputes or debts, (j) operating leases in the ordinary course of business, (k) Restricted Investments to the extent permitted under paragraph (h) of the definition of “Permitted Dispositions” and (l) Hedge Agreements.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“Revolving Loan Note” and “Revolving Loan Notes” have the meanings specified in Section 1.2(a)(ii).

“Security Agreement” means the Security Agreement of even date herewith among Borrower, the Subsidiary Guarantors and Agent for the benefit of Agent and other Lenders.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(1).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Termination Date” means November 8, 2010.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the

Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Successful Syndication” means a syndication of the aggregate Commitments under the Accordion Increase that reduces Bank’s Commitment to no more than $50,000,000.

“Subsidiary Guaranty” means that certain Subsidiary Guaranty to be entered from time to time by the Guarantors in favor of the Agent, in form and substance satisfactory to the Agent.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by any Governmental Authority, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Total Facility” has the meaning specified in Section 1.1.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unpledged Foreign Subsidiary” means any Foreign Subsidiary that is not a Pledged Foreign Subsidiary.

“Unrestricted Cash” means all cash not subject to a Lien other than Liens in favor of the Agent and held in accounts subject to control agreements as required under Section 7.24.

“Unused Letter of Credit Subfacility” means an amount equal to $20,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.22 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

EXHIBIT A

FORM OF REVOLVING LOAN NOTE

$	Dated: , 200

FOR VALUE RECEIVED, the undersigned, Leapfrog Enterprises, Inc., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                          (the “Lender”) on the Termination Date the aggregate principal amount of the Revolving Loans (as defined below) owing to the Lender and the aggregate amount of such Lender’s Pro Rata Share of any Letter of Credit or Credit Support (the “Letter of Credit Share”) by the Borrower pursuant to the Credit Agreement dated as of November 8, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, and Bank of America, N.A., as Agent for the Lender and such other lender parties.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan and the Letter of Credit Share from the date of such Revolving Loan and the Letter of Credit Share until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Bank of America, N.A., as Agent, at                     ,                      in same day funds. Each Revolving Loan and the Letter of Credit Share owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of loans (the “Revolving Loans,” and the Letter of Credit Share, respectively) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan and the Letter of Credit Share being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

LEAPFROG ENTERPRISES, INC.

By:
Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[PROVIDED SEPARATELY]

EXHIBIT C

FINANCIAL STATEMENTS

EXHIBIT D

NOTICE OF BORROWING

Date:                                 , 200

To:	Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of November 8, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Leapfrog Enterprises, Inc., certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, Leapfrog Enterprises, Inc. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , 200 .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of $ of Base Rate and $ of LIBOR Loans.

4.	The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Borrower contained in the Credit Agreement are materially true and correct as though made on and as of such date except to the extent that such representations and warranties specifically refer to a particular date;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

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(c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the combined Commitments of the Lenders.

LEAPFROG ENTERPRISES, INC.

By:
Title:

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EXHIBIT E

NOTICE OF CONTINUATION/CONVERSION

Date:                         , 200_

To:	Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of November 8, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Leapfrog Enterprises, Inc., certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, Leapfrog Enterprises, Inc. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.	The Continuation/Conversion Date is , 200 .

2.	The aggregate amount of the Loans to be [converted] [continued] is $ .

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Borrower contained in the Credit Agreement are materially true and correct as though made on and as of such date except to the extent that such representations and warranties specifically refer to a particular date;

(b) Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

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(c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Borrowing Base or the combined Commitments of the Lenders.

LEAPFROG ENTERPRISES, INC.

By:
Title:

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EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                                                  , 200     is made between                                                                   (the “Assignor”) and                                                               (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Credit Agreement dated as of November 8, 2005 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among Leapfrog Enterprises, Inc., a Delaware corporation (the “Borrower”), the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N. A., as agent for the Lenders (the “Agent”). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrower in an aggregate amount not to exceed $                         (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $                         to the Borrower;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $                     (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $                     (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.	Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C

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Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $                    .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $                    .

2.	Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $                    , representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3.	Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.	Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent

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financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.	Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be                     , 200     (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii) [the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

(iv) [the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

(v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.	[Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.	Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State

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thereof) to the Agent and the Borrower prior to the time that the Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.	Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any

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Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.	Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.	Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS

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ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
Address:

[ASSIGNEE]

By:
Title:
Address:

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SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                        , 200

Bank of America, N.A

____________________

____________________

Attn:

Re:	Leapfrog Enterprises, Inc.

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of                         , 2005 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among Leapfrog Enterprises, Inc. (the “Borrower”), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by                                          (the “Assignor”) to                                  (the “Assignee”) of     % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of , 200 , is $                    , the aggregate amount of its outstanding Loans is $                    , and its participation in L/C Obligations is $                    .

2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

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3. The following administrative details apply to the Assignee:

(A)	Notice Address:

Assignee name:
Address:
_____________________
_____________________
Attention:
Telephone: ( )
Telecopier: ( )
Telex (Answerback):

(B)	Payment Instructions:

Account No.:
At:
_________________
_________________
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

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ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

Bank of America, N. A. as Agent

By:
Title:

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SCHEDULE 1

COMMITMENTS

Lender	Revolving Loan Commitment	Pro Rata Share (3 decimals)
Bank of America, N.A.	$75,000,000	100%

		100%

EXISTING LETTERS OF CREDIT

Issuer	Amount	Beneficiary	Purpose
Bank of America, N.A.	USD150,000.00	Travelers Indemnity Company	To cover repayment of insurance deductible’s